UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 17, 2015

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-34259	30-0513080
(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 17, 2015, the Board of Directors of Willbros Group, Inc. (the “Company”), upon the recommendation of the Nominating/Corporate Governance Committee of the Board of Directors, appointed Phil D. Wedemeyer to serve as a Class I director of the Board of Directors, to fill a vacancy in Class I, for a term commencing on April 17, 2015 and expiring at the Annual Meeting of Stockholders of the Company in 2015 and until his successor is duly elected and qualifies, unless he sooner dies, retires or resigns. Upon the further recommendation of the Nominating/Corporate Governance Committee, the Board of Directors also appointed Mr. Wedemeyer to serve on the Audit Committee of the Board of Directors coincident with the commencement of his service as a director.

Mr. Wedemeyer, as a non-employee director, will participate in the Willbros Group, Inc. Amended and Restated 2006 Director Restricted Stock Plan, as amended (the “Plan”). In conjunction with his appointment, he automatically received an initial award of 4,050 restricted shares of common stock of the Company under the Plan. As a non-employee director, Mr. Wedemeyer will receive (a) an annual cash retainer fee of $75,000, (b) an annual award of shares of common stock under the Plan (with the number of shares represented by the award being equal to $75,000 divided by the fair market value of a share of common stock of the Company on the day of the award), and (c) a $1,500 fee for each in-person meeting and a $750 fee for each telephonic meeting of the Board of Directors, or Committee of the Board of Directors on which he serves, that he attends.

Also in conjunction with his appointment, the Company will enter into an Indemnification Agreement with Mr. Wedemeyer, the form of which has been filed as Exhibit 10 to our report on Form 10-Q for the quarter ended June 30, 2009. The Indemnification Agreement provides indemnity to the director against liabilities incurred in the performance of his duties to the fullest extent permitted by law.

Item 7.01.	Regulation FD Disclosure.

On April 20, 2015, the Company issued a press release announcing the appointment of Mr. Wedemeyer as a new director, which event is reported in Item 5.02 of this Current Report on Form 8-K. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

This information is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is furnished herewith:

99.1 Press release dated April 20, 2015, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: April 21, 2015	By:	/s/ Van A. Welch
Van A. Welch
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 20, 2015, issued by the Company.

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